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                                                                    EXHIBIT 21.1

                         SUBSIDIARIES OF THE REGISTRANT

1. KSFI, Inc., II, a Utah corporation and wholly owned subsidiary of the Registrant.

2. KRSP, Inc., a Utah corporation and wholly owned subsidiary of the Registrant.

3. KDYL, Inc., a Utah corporation and wholly owned subsidiary of the Registrant.

4. KQMB, Inc., a Utah corporation and wholly owned subsidiary of the Registrant.

5. KXRK, Inc., a Utah corporation and wholly owned subsidiary of the Registrant.

6. Simmons Brigham City License Corp., a Utah corporation and wholly owned subsidiary of the Registrant.

7. Simmons Oakley License Corp., a Utah corporation and wholly owned subsidiary of the Registrant.

8. KKSS License Corp., a New Mexico corporation and wholly owned subsidiary of the Registrant.

9. Simmons New Mexico License Corp., a New Mexico corporation and wholly owned subsidiary of the Registrant.

10. Simmons Lone Star Media, Ltd., a Utah limited partnershhip and the Registrant is the sole managing general partner.

11. Simmons Outdoor Media, Inc., a Utah corporation and wholly owned subsidiary of the Registrant.

12. KAHK License Corp., a Utah corporation and wholly owned subsidiary of the Registrant.